Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-158221 on Form S-1 of our report dated March 29, 2010, relating to the financial statements of ETFS Gold Trust appearing in the Annual Report on Form 10-K of ETFS Gold Trust for the period ended December 31, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York
May 5, 2010